Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation, by reference in this Registration Statement of ebookers plc on Form F-3, of our report dated March 19, 2004, appearing in the Annual Report on Form 20-F of ebookers plc for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

London, England
March 24, 2004